EXHIBIT 4.1

                           Matrix Capital Group, Inc.
                          335 Madison Avenue, 11h Floor
                            New York, New York 10017



                                  June 3, 2003



Matrix Unit Trust, Series 7
c/o JPMorgan Chase Bank, as Trustee
4 Chase MetroTech Center-3rd Floor
Brooklyn, New York 11245


     Re:                   Matrix Unit Trust, Series 7
                      Closed-End Income Portfolio, Series 2

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-105689 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Matrix Capital Group, Inc. as evaluator.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                MATRIX CAPITAL GROUP, INC.


                                By     /s/ ALEX R. MEITZNER
                                  -----------------------------
                                    President, Funds Division